Exhibit 99.2

Transcript of

ClearSign Technologies Corporation

First Quarter 2026 Financial Results Update

May 20, 2026

Participants

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Brent Hinds - Chief Financial Officer, ClearSign Technologies Corporation

Analysts

Amit Dayal - H.C. Wainwright

Peter Gastreich - Water Tower Research

Presentation

Operator

Good day, everyone, and welcome to the ClearSign Technologies First Quarter 2026 Earnings Conference Call. At this time, all participants are placed on a listen-only mode. [Operator Instructions]

It is now my pleasure to hand the floor over to your host, Matthew Selinger, Investor Relations at ClearSign Technologies. Sir, the floor is yours.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Good afternoon and thank you, operator. Welcome, everyone, to the ClearSign Technologies Corporation first quarter 2026 corporate update call.

During this conference call, the company will make forward-looking statements. Any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the company's projections, expectations, plans, beliefs, and prospects. These statements are based on judgments and analysis as of the date of this conference call and are subject to numerous important risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties associated with the forward-looking statements made in this conference call include, but are not limited to, whether field testing and sales of ClearSign's product will be successfully completed, whether ClearSign will be successful in expanding the market for its products, and other risks that are described in ClearSign’s filings with the SEC, including those discussed under the Risk Factors section of the Annual Report on Form 10-K for the period ended December 31st, 2025. Except as required by law, ClearSign assumes no responsibility to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

So with me on the call today are Jim Deller, ClearSign's Chief Executive Officer, and Brent Hinds, ClearSign's Chief Financial Officer. So with that, I'm going to turn the call over to Jim.

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Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thank you, Matthew. As always, I'd like to thank everyone for joining us on the call today and for your continued interest in ClearSign.

Like our more recent quarterly calls, we will use a Q&A format for this session. Some of you have sent in questions ahead of time, and we did assimilate those questions into the materials that we will cover today. So for the call today, Matthew will lead a Q&A session where we’ll go through the different business units, much like our previous calls. If you wish, you can send in questions to our investor relations at mselinger@firmirgroup.com. So to start us off today, I’m going to hand over to Brent Hinds, who will go over the financial numbers for the first quarter of 2026.

Brent Hinds - Chief Financial Officer, ClearSign Technologies Corporation

Thank you, Jim, and thank you to everyone joining us here today. Before I begin, I’d like to note that our financial results on Form 10-Q was filed last week with the SEC. With that, I’d like to give an overview of our financial results for the first quarter of 2026. For the first quarter of 2026, the company recognized approximately $200,000 in revenues, compared to approximately $400,000 for the same period in 2025. This year-over-year decrease in revenues was predominantly driven by decreases in spare part deliveries during the first quarter this year. Our gross profit for the quarter decreased compared to the same period in 2025. This decrease is mainly due to lower revenues and a warranty accrual of $410,000 made in anticipation of potential modifications to some installed equipment in a California refinery. As a result, the year-over-year decrease in gross profit was approximately $589,000.

Our net loss for the first quarter increased by $114,000 compared to the same period in 2025. The impact from the gross profit on our net loss was offset by a $369,000 decrease in general and administrative expenses. Our G&A expenses decreased in comparison to 2025, in large part due to reduced legal fees that were incurred during 2025 for a special committee of our Board of Directors that was decommissioned after our 2025 stockholder meeting.

Now let’s shift focus to cash. Our net cash used in operations for the first quarter of 2026 was approximately $1.3 million, compared to approximately $1.1 million for the same period in 2025. This year-over-year change was predominantly driven by a reduction in our current liabilities. As of March 31st, 2026, we had approximately $7.7 million in cash and cash equivalents, with approximately 5.4 million shares of common stock outstanding.

And with that, I’d like to turn the call over to our CEO, Jim Deller. Jim?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thank you, Brent. Again, thank you everyone for joining us today. I’m actually going to hand it over to Matthew Selinger, who’s going to lead the question and answer session. But just a reminder, as we go through this, if you do have questions, you can send those in to mselinger@firmirgroup.com. So with that, Matthew, I’ll hand it over to you.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Great. Jim, Brent, thanks for joining me here today. You know, we did just have a call a few weeks ago. However, we have been busy between now and then, and we do have some significant events and development to discuss. So with that, let's kind of dive right in. Jim, just last week, we announced an order for the next phase of a 32-burner project for a California refinery. So can we dive into this and talk about what do we mean by the next phase of this order?

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Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah. I think this is good, especially for investors new to ClearSign. So, we were given at the start, actually two orders late in 2025. One was for 36 burners going down to a Texas refinery, and then one for 32 burners destined for a refinery out in California. As is common with our projects, these are released in phases. The first phase was for the initial engineering and the computation modeling, where we basically simulate the burners and the burners’ effects and flow and performance on a computer modeling system. That phase is now complete for the California order. The next phase of the project is then for us to fabricate or do detailed engineering and fabricate the first article of those burners. We will then install that and demonstrate it. We’ll make any optimizations necessary, but show it performing in a full-scale test furnace at the Zeeco facility.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. And this is -- Jim, and this is a ClearSign Core Gen. 2 technology?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes, in a modified form. So what's actually interesting about this order is the burner that was developed, or the round burner that was developed as part of the SBIR program, was our standard shape. What we actually developed was a configurable architecture that we could then adapt to flat planes or different burner shapes or formats to fit into the variety of different heaters you find on a refinery, rather than just being restricted to the heaters that needed a round burner. So this particular order is for a heater that needs a long, thin burner that actually fires up against a wall to make this heater work. That’s just the type of heater this is.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And this is -- in the press release we referred to it as a flat flame application.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And so this then, I'm going to go jump back a little bit, the ClearSign Core Gen. 2 is really, and you referred to it as such in the past, it's a burner platform. Is that right?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yep.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And you just mentioned the word there, which has configurable architecture. Is that correct?

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Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

That’s what we refer to. Yes, I think that's a good description. I mean, the way that the burner works is a series of components that creates the flow field that controls the NOx and allows the burner to operate the way it does. But we can arrange those components to control the flame shape and the shape of the burner depending on the needs of the client burner. So, it’s a very flexible technology that gives us that ability to adapt it to the different types of heaters, fit into different processes on refineries and chemical plants or wherever they need.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. So let's move back to the discussion of the order. So the progression of this order, can you quantify what this might mean in terms of dollars?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

I can. I mean, this is a - there's more engineering in this particular project because it is -- one, it’s a very technical heater, and it’s also the first flat flame configuration or this type of burner we’ve done. So the engineering and testing portion is just shy of half a million dollars for this part.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Part of the order.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

And the order we’ve received.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. So with that, can we then -- let's take a step back, can we break down kind of a, you know, call it an average process burner order by the phases, and maybe the potential dollars on each phase? Can we map this out?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah, I think we can. It’s probably useful. I know we have a lot of new investors in ClearSign. I think to make this easier, let’s talk about a hypothetical project. The orders we started at the end of last year, that's what we got. One was for 36 burners going down to Texas. One was 32 up California. Let’s just take a hypothetical 30 burner order. We’ve given guidance, an average price of a process burner is about $100,000. For a 30 burner order, the equipment is going to be about $3 million. On top of that, there is typically about $300,000 in engineering, computer modeling, and testing that goes into the initial phase of the product as we dial the burner details in. So, as we walk through the typical process, as we’ve seen in this California order, typically about $150,000 would be the initial engineering and modeling the burners on the computational platform, showing the customer how they work, how they operate in terms of what they should expect. The next phase is typically about a $250,000. $100,000 of that will be the first burner because that next phase is going to take that first production article, put it into the test furnace, and then demonstrate that to the customer. That’s their chance to come and see it firing for real, put the burner through its paces, check emissions, check the operation, make sure it does everything they need. And then the completion of that phase, we would then be released for the fabrication. So in this case, this was a 30 burner order. We've manufactured one for the test. We'd be released to manufacture the other 29, and of course, refurbish the one we used for testing.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And that last phase, I know we've referred to in the past as kind of the equipment order, the bulk of the equipment order.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes. And that's the, in terms of finance and revenue, that's the bulk of the project for us. The initial engineering phases really are diving that design in. And of course, the manufacturing is the -- but the large part of the large revenue driver.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And on that, on that equipment manufacturer, what are the terms we tend to get? Is it 50% up front of that?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah, I think a good -- you'll be able to get stage payments. They can vary. A good approximation is 50% up front at the point of release. You'll obviously, our processes are fabricated by Zeeco. They have to go out and buy materials, and then they start working on those and then we get the other 50% of the payment for that part of the project, typically when a product is created and ready to be collected from the Zeeco facility.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay, so Brent, I’ll turn to you. So then these projects then are basically self-funding. Is that right?

Brent Hinds - Chief Financial Officer, ClearSign Technologies Corporation

Yes, that’s correct. Before we recognize revenue, we’ll receive cash from the customer to augment the costs that we incur.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Great.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

I mean, just to add to that point you mentioned that the – right, what’s key from my perspective is we’re typically able to collect cash ahead of our expenditures on a project. When we look, especially at projects in the like three plus million dollar range, we don’t have to dig into our cash reserves to execute those projects. We get cash in from the customer ahead of our cash going out to actually execute the projects. They’re essentially self-funding through the project.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay, fantastic. Let’s move then forward into the other large project you mentioned, the 36 burner order. And this one, as you mentioned in the last call, differs as well, differs in the 32. It differs in what we previously announced. Is that correct? Could you kind of describe what's going on with this?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

It is, I mean, from a technical perspective, with our burner technology, we really offer two different things to our customers, right? The first is the obvious. Our customers have to meet new aggressive emissions regulations. Our burner technology allows them to do this for a much lower cost than the incumbent technology that’s buying a Selective Catalytic Reduction unit. For the emissions, we’re a much more economical option for our clients to comply. Our burner technology gives us the ability to structure flames and shape them so that we can control what the flames shape, how they interact, and how they transfer the heat to the client’s heater. What that means in a real perspective is it gives us the ability to make heaters operate better, whether that’s to reduce maintenance requirements or in some cases, to increase the throughput of a heater.

On projects like that, we can actually offer our clients a very positive return on investment. They’re not just buying burners to meet emissions requirements, we’re actually enabling them to either save downtime and through reduced maintenance or to get more production through their heaters, i.e., make more money. What’s exciting about this 36 burner order going down to Texas is while there is obviously an emissions limit on that job; the driver is actually increased performance of that client’s heater. The configuration of the burners in this case, again, is different. If you think of this particular heater as being a series of square boxes pushed up against each other, our burners are firing horizontally through opposing walls, so they’re on side walls of the heater firing in towards each other. So this is, again, is another adaption of the burn technology to fit this need, just with the benefit that the objective is actually increased performance of the heater, in addition to controlling NOx emissions.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

So then is this getting us into a larger market and/or larger heaters, or maybe is it larger heaters and/or a larger market? How is that kind of working for our...

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah. Well, there’s some of both. Getting the heaters that use the flat flames, there are some processes where a lot of burners that use a flat flame technology. For anyone looking at the process, you might look at a delayed [indiscernible] as one example in refineries. There’s lots of flat flame burners typically in a delayed coking unit. So being able to put burners into heaters that we would not have been able to do before we completed the SBIR program with this Gen 2 technology, essentially expanded the addressable market for ClearSign. The other phenomenon that we’ve seen recently is there’s been a lot more interest in ClearSign, and we’ve got true engagement from the majors in the industry, right, the household names, the global refineries. These refineries have a much bigger throughput, essentially means their heat is much bigger. They have a lot more burners in them. So the orders we just talked about, the one going to California has 32 burners in it, the one we have going down to Texas has 36. The previous orders to ClearSign have been five burners, eight burners, and much more. The heaters are getting involved just in these bigger projects means there’s a lot more revenue in these orders as they flow through the orders and we get to process them.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Okay. So one of the events I’d like to bring up and talk about is, and we highlighted this on our last call, was the process burner demonstration at Zeeco, and that was scheduled to happen on the 23rd. Can you give some discussion of how that event went? I know you can’t name names, but perhaps you can describe the attendees.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

I can. Just for anyone not on the last call, two of the major events this year in the process burners we identified was this launch and demonstration of our new Gen 2 process burner technology. Then the second is the startup of a major order that we shipped at the end of last year. Those burners are down on the client site in the U.S. Gulf Coast waiting to be installed, and startup is critical, and we’re scheduled for October. So at the time of the last call, we were getting ready for the first of those two, which was a demonstration. So we can now talk about a past event. It was really successful. The burner ran through all of its paces. The NOx was good. It ran from 100% natural gas to 100% hydrogen, demonstrated that transitioning smoothly back to 100% natural gas. We put the burner through its paces. We demonstrated some other criteria, showed the safety and the op, how good is the burner, along with some demonstration information sessions for the customers. The attendance was one of the major things for me, just looking at our traction in the industry. We had about 100% of the people that responded, not quite 100%, but almost there. Of the people that responded they would come, actually showed up. That’s a really big deal. I believe we had 23 people in attendance on the day. Amongst those 23 were representatives from eight large refiners or natural energy companies, along with consultants and heater manufacturers. I think also what was really pleasing to note, Ben, we have a collaborative partnership with Zeeco, a very important partner for us. They’re a billion-dollar-plus company. They manufacture our burners. That’s where we did the demonstration. Darton Zink, the president and CEO of Zeeco, actually came down and gave a welcome and an introduction to ClearSign as a start of that demonstration to our customers. So showing their buy-in and his interest in what we’re doing and the technology that we’re developing, I think was very pleasing to us and a very powerful message to the clients in attendance.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And then what sort of feedback have you received then post the event?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

It’s been positive. We actually had a chance to talk with customers that were there and also people I’ve spoken to. We regularly attended. Twice a year, there’s American Petroleum Institute, API, conference where we review and update the refining equipment standards. That conference was the week after our demonstration, so we were there. I was there personally, and while there, we got to meet half the fact people who have been in attendance at our demonstration and people who had talked to people who had been there at the demonstration. We got a general feedback from the industry, and that was very positive. So I'm quite confident that we hit the mark with this demonstration. I think it was a great success.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And are these customers or others kind of discussing the regulatory environment right now?

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Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

They are. I mean, that was the reason that a lot of the refineries and consequent heating and the other attendees were there at the demonstration. Many of them we’re talking to about projects that they have. They came to check out the technology. This was a great chance for them to see some technology they’ve not seen before and check that box. So, yes, they’re very much looking at what they have to do, trying to work out their best plans to meet the regulatory compliance and the new regulations that are being formalized for Texas and of course, for any of the refineries in California already know, and they have plans in place to get their refineries to the state they need to be.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And then one of the projects you did address, or you mentioned then, is that 26 burner order. That was shipped back in December.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

That’s on schedule then to be installed coming up?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yes. Just a clarification, the project was completed in September, but actually shipped early in January. Our completion was to create the burners. That’s just for details. Those burners are down on site. They’re due to be installed. Things changed, but right now they’re due to be installed around the middle of the year, we’re thinking July. And the project is due to start up in October.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And that's for a petrochemical company, we’ve always said. Now, does that get us into kind of the chemicals, the chemical market?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

It does. It’s actually the second chemical customer we have. The first was a midstream heater down also on the Gulf Coast of Texas. If I can, I think a bit of clarity is worthwhile. As we look to the rather long term, the big picture for ClearSign, part of our future plan is to get into high-temperature applications. And by that I mean ethylene furnaces, downfire reforms. That is a very big potential market for ClearSign. Those are all chemical processes. Also on the chemical plant are the more refinery-type heaters that are a stepping stone towards those high temp applications. The heaters that we are starting up in October are refinery process type heaters, but they are in a chemical plant. And with the flat flame configurations we’ve talked about for the California project, we do see that as a very significant stepping stone towards getting into the high temperature work that we might plan for the longer term growth of ClearSign.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

All right. Well, it’s interesting you brought up, Jim, the M1 installation in a chemical plant, and that was about a year ago, and that was through Tulsa Midstream.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Tulsa U.S. Midstream, yes.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Yeah. And then we just announced today another M1 order from them. Is that correct?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

That’s correct, yes.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And they were the first adopter of the M1 Series product?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

That is correct. In fact, that heater down on the US Gulf Coast was the very first M1 that we shipped.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Great. It’s nice to see them come back, let’s say, a year later. So how are you feeling about the M Series products in general?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

I’m feeling very good. I know there’s not been a lot of orders coming in. We’ve talked about it frequently. I’ve been worried if there wasn’t the interest and inquiries. But we have had a lot of interest, a lot of inquiries about more even coming in this week. So we have an M1, we have a M25 started up that’s down in Midland. We have an M1 already out and shipped, waiting to be installed. We have another M25 that’s out and shipped, waiting to be installed. There are a lot of M1 quotes and M25 quotes, and they continue to come in. So I'm feeling very good about that market. I think it’s just time as they start to come in. Obviously we’d like more quicker, but in terms of the interest, there’s a lot of interest and I’m quite confident that market’s there for these burners.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

And you mentioned a couple of startups pending. Speaking of startups, there’s also a flare project poised to start up very soon. Is that correct?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

There is, or to clarify, the formal source testing is started, so we've already run this equipment, but we couldn’t do the formal source testing until a particular component outside of our scope was in and installed. I believe that’s in and installed right now, and the latest we’ve heard is the source testing is scheduled for next month. So that will be the first source testing of our new generation of flares out in the California market. This has actually been a good product line for us. We’ve talked about systems projects where we’ve taken our burner technology and been able to expand that into a full system in the $750,000 to $1 million range. This burner that’s starting up is of that order. At the same time, we have our first full system project actually well on its way in fabrication right now that’s due to ship later on this year. Getting the source testing done and having that as a signed-off formal recognition of the performance of our technology, I think is going to be powerful in that flare market.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Yeah, and I think we’ve mentioned on the previous call that I believe that last one is the fifth installation. So we're seeing repeat orders from our customers. And again, could you say that similar conversation you’re having with our other customers in the other product lines as well too? I know we’ve mentioned even at some of the process burners that while we’re working on, I believe it was a 32 burner order that you’re already even having conversations with that customer about potential future products.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Yeah. It’s the same. We do believe that this flare front does have future needs. And then in that same industry, there’s other clients. These go into the California market predominantly. We believe that there’s other applications outside of this customer as well.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

That’s great. I want to ask you this one, Jim. Are you still confident in the -- first of all, how are you feeling about the status of the ClearSign business? I’ll maybe give it a follow-up. And then are you still confident in the proposal pipeline that we’ve discussed in previous calls?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

To be honest, the answer to the second is also the answer to the first one. I appreciate the orders have been fairly slow over the last few months. The inquiries and the customer engagements have not. We continue to have inquiries for process burners that we’ve got a lot coming in for midstream. We continue to be active with flares with the rather recent M1, with the flare start up next week, with the success of the process burner demonstration just a couple of weeks ago. When I’m looking at the big picture, I do think our revenues are going to be lumpy. Our order intake has been lumpy. Saying that, we do have, what -- we’ve got a 36 burner order, we’ve got a 32 burner order. Those orders are in-house and being processed at this time. There is a substantial backlog in inquiries for process burners. We know a lot of those customers are also looking to the installation down on the U.S. Gulf Coast, due to start up in October, so while we have a few orders right now, I think we’re going to see a significant pickup after that project is up and running. Our clients that are talking to us right now that have not engaged will see that as a vote of confidence once that has started up, and that’s aligned with the conversations we’ve actually had with them.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Fantastic. So with that, Jim, is there any sort of kind of last comments or any items you’d like to bring up before we bring on questions?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

There is one, and this is more general, but just, we talk about the highlights on these calls, we talk about the purchase orders coming in and the rather big events. I’ve talked about a lot of sales activities, getting ready for the demonstration, a lot of customer events, there's a lot of engineering. There’s a lot of work going on within ClearSign, a lot within the finance and in the function of just keeping the business running. We do keep our headcount down. There’s not a lot of us here at ClearSign, and I just want to publicly take this chance just to extend my thanks and appreciation to the staff here at ClearSign for everything they do. They truly believe in ClearSign, and I really appreciate their efforts, and I’d like to say that publicly. I think that’s necessary and appropriate.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Fantastic. So with that, we will take the time then to open up for questions and also review and read off some questions that were sent in ahead of time. So with that, operator?

Operator

Certainly. Everyone at this time will be conducting a question and answer session. [Operator Instructions] There are no questions in the queue at this time. Apologies. Your first question is coming from Amit Dayal from H.C. Wainwright. Your line is live.

Q: Hey, good afternoon, guys. Thanks for taking my question. Matt went through pretty much a lot of the things I had, was going to bring up, but just one clarification, Jim. It looks like you have five or six project starts between 1Q and 2Q. Are some of these at least underway already at this point?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Amit, I am sorry. Could you repeat that question, please?

Q: So I was saying, it seems that you may have like five or six project starts between 1Q and 2Q. Are these underway at this point, or some of these are at least going for you?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

They are. We're actually working on it. I think the big startups for us at this time, you know, we have a flare for the source testing. We’re planning that. The actual events when you start a unit up typically happen over just a few days, but there's a lot of, obviously, preparation going into that and planning. That flare will be a significant event for us. The big burner startup down at the Gulf Coast will be later on this year. That will be down in October, but we will be supporting the installation that’s scheduled to occur in July. Because of what that project is and how large it is, that will be very significant for us. The M Series startups, we do help with. We are getting to the point with our repeat customers where they are getting quite familiar with those products. So, whilst we give them technical support, they do not always require us to be out on the job site. So, we will wait to hear from them. We have other work in progress. We have a very large flare order in production also. So we've got the one starting up next month. We also have the second large one that’s due to complete fabrication later on in Q3 and be out on the job site. So we're expecting that startup later on this year as well.

Q: Okay. That’s all I have.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Just talking through those, just remember, the startups are significant for us but most of these customers, if you think of the flare, we actually have in our proposal pipeline, we have additional quotes out to those customers. The startup we’re expecting next month and the source testing, we believe is going to be a last check mark for them before they look at their futures. We have one other quote. We believe they have additional ones permitted waiting to be moved on as well. So we do see a very big significance in these startups, not just for completing those individual projects, but for what it means for our future orders and growth.

Q: Got it, Jim. Thank you. That's all I have.

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Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thank you, Amit.

Operator

Thank you. Your next question’s coming from Peter Gastreich from Water Tower Research. Your line is live. And once again, Peter, your line is live. And Peter, please double check your line to ensure you’re not muted on your end. There are no further questions in the queue at this time.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Great, operator. I can read a couple. We’ve got one actually that’s coming from New Zealand and the question is; there's been some announced reductions in EPA regulations across a wide range of areas. Jim, do you view that negatively for adoption going forward?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

So for ClearSign, it's referring to the reduction as in the easing of the regulations. For ClearSign, the CO2 emission regulations do not really affect us. They have an impact on hydrogen consumptions of fuel, but the ClearSign technology is focused on NOx emissions, and those have continued to be pushed. They’re largely regulated by the states, driven in the U.S. by the EPA and ground-level ozone. I think from what we’ve seen generally around the world, the emissions continue to be tightened. Everyone values clean air as the population grows. While our businesses are predominantly in the United States at this time, we have one installation in Europe. We are very much looking at the wider global market in our future plans through our relationship with Zeeco. Zeeco is a global company with support and manufacturing around the world. So through them, we definitely have the ability to serve a global market. We actually benefited from that Zeeco relationship when we serviced the one installation we have out in Europe. So that is a proven model for us. So yes, we do watch the global market. The regulations do change, as do the types of equipment that the clients use but I generally see the tightening of emissions out in the Far East and in Europe as a very positive sign for ClearSign.

Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Good. There is another question, kind of a simple one. Jim, what does an average M Series burner sell for?

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

That’s a great question. We’ve given general guidance of an average burner price of $100,000 like to keep things simple and to allow easy math. I think that number holds for the M Series. But as you asked the question, there’s obviously a variation. The M1 is the low-emissions burner. That’s our higher technology, and it does sell for a premium price, and there’s actually a bit more engineering and manufacturing that goes into that burner. But the common sizes of that burner range from somewhere in the region of $80,000 up to north of $200,000. The M25 is a detuned version with less engineering, less IP to leverage. Those will sell for lower price points. Again, the common size is ranging from probably $50,000 up to somewhere in the region of $150,000 to $200,000 for the common sizes. So I think the $100,000 average is good. One other thing to consider with the M Series, while we’re talking about those, is these are standard burners. So unlike the process burners that go through a lot of engineering and have to get dialed in the test furnace and the very long duration of the orders, the M Series are a standard burner configuration. And what we're finding is that also amongst those size ranges, there are common sizes. What that means is once we have built a, say, if you take this recent order, as we build this one M1 for this application for Tulsa heaters midstream, as we have further applications for that same burner, we already have the drawing for the engineering done and it's just a case of manufacturing those same burners. So that enables us to have a very high degree of efficiency and really focus on the profitability for ClearSign. We can talk about the revenue and the sales price, but when we look at the profitability and what this means for ClearSign, I really like the M Series burners.

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Matthew Selinger - Investor Relations, ClearSign Technologies Corporation

Great. Operator, I have no more questions coming in. I’ll turn it back to you.

Operator

Certainly. [Operator Instructions] Your next question is coming from Peter Gastreich from Water Tower Research. Your line is live.

Q: Thank you very much. Apologies before there, I had muted my line, but congratulations on the results. It’s great to see the momentum in the orders this month. Also appreciate the comprehensive presentation, and you have answered a few of the questions that I’ve had, so I really appreciate that. I just want to ask a kind of an industry-wide sort of question. You talk a lot about the comparisons versus the incumbent technologies, and that the advantage there is very clear. I just am curious if you could share any thoughts about how you would describe the landscape for any competing new technologies, if any, that are out there? Thank you.

Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thank you, Peter. Yeah. Thank you for your questions there and comments. I mean, I definitely see the incumbent SCR or Selective Catalytic Reduction Technology as the main competition for ClearSign. I think we have a much more efficient product, and it’s certainly much more economical for the customer. So very simply, when we look at the market, our objective is to displace SCRs going forwards. There’re obviously other burner manufacturers trying to come up with products. We don’t see a lot from others. There’s obviously, we see advertising and marketing. But at this time, I do believe that ClearSign very much has the dominant share and the main name recognition in the SCR level NOx burner market within the industry. For somebody new starting up with a burner technology, there are some significant barriers. One, you have to have people expert in the industry. It is a very specialized field of engineering, but beyond that, the customers have certain needs. One is to demonstrate burners in a full-scale furnace. They have very specific manufacturing needs. ClearSign has overcome that barrier through our collaborative arrangement with Zeeco, but for somebody else without those connections, I think just for that, getting into this market would be very difficult.

Operator

Thank you. That concludes our Q&A session. I’ll now hand the conference back to Jim Deller, Chief Executive Officer, for closing remarks. Please go ahead.

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Jim Deller - Chief Executive Officer, ClearSign Technologies Corporation

Thank you, operator. Thank you everyone for your interest in ClearSign and taking the time to join our call today. I do thank you also for the questions that you’ve sent in and for the questions that you’ve asked live here. It is always good to get some feedback. We look forward to updating you regarding our developments and speaking with you on our next call. In the meantime, we do update LinkedIn. We do send less formal messages out that way. So please keep checking for our developments on our websites and please follow us on LinkedIn.

Operator

Thank you. Everyone, this concludes today’s event. You may disconnect at this time, and have a wonderful day. Thank you for your participation.

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